                                     Second

           Amendment to Share Purchase Agreement, Waivers and Consents

                                  by and among

                           Nebraska Book Company, Inc.

                                  (as "Buyer"),

                       College Bookstores of America, Inc.

                               (as the "Company")

                                       and

                                The Shareholders

                     of College Bookstores of America, Inc.

                          (collectively, the "Sellers")



                                 April 30, 2006

         This Second Amendment to Share Purchase Agreement, Waivers and Consents (this "Second Amendment") is hereby entered into as of the 30th day of April, 2006, by and among Buyer, the Company and the Sellers.

                                    Recitals

         A. Buyer, the Company and Sellers entered into that certain Share Purchase Agreement dated April 2, 2006, including the agreement and the exhibits and schedules thereto (the "Original Agreement"), which was amended by that certain First Amendment to Share Purchase Agreement dated as of April 11, 2006 (the "First Amendment") (the Original Agreement as amended by the First Amendment is referred to herein as the "Agreement").

         B. Due to various events which have occurred and due diligence performed during the Interim Period, and for the purpose of the parties providing certain consents and waivers pursuant to the Agreement, and making certain modifications and amendments to the Agreement, the parties desire to enter into this Second Amendment, as set forth herein.

         C. Section 11.2 of the Agreement provides that the Agreement may be amended by a written instrument executed by all of the parties to the Agreement;
Section 7.3 provides that the Buyer may grant its consent to various actions in the operation of Company's business during the Interim Period; and Article 9 provides for the written waiver of the conditions to Closing.

         NOW, THEREFORE, Buyer, the Company and Sellers, constituting all of the parties to the Agreement, hereby agree as follows:

         A. The following amendments or modifications are hereby made to the
Agreement:

         1. In the definition of "Closing Payment," "2.2(c)" is changed to "2.2(d)."

         2. The definition of "Escrow Agreements" is amended to add "and Section 2.2(c)" after "Section 2.2(b)."

         3. The definition of "Marcus Payment Taxes" is deleted.

         4. [INTENTIONALLY DELETED]

         5. Section 2.2(a) is amended to delete the words ", less an amount equal to the Marcus Payment Taxes, less the value of any tax deductions for paying same."

         6. Section 2.2(f) is amended to add the words "(excluding any penalties or additions related thereto)" following the word "Taxes" each place such term is used in the first sentence.

         7. Section 2.2(g) is amended to change "$725,000" to "$715,168.86" and to add the following sentence: "The Company's payment described in this Section 2.2(g) may be made indirectly through Matthews, for administrative convenience purposes, it being acknowledged that the Company is the source of the payment as consideration described in the First Amendment agreement attached hereto as EXHIBIT F."

         8. Section 2.3(a) is amended to add the words "and Matthews and its representatives" after the word "representatives" in the last sentence.

         9. The last line of Section 2.3(c) is deleted.

         10. Section 3.2(e) is amended to delete the remainder of the sentence beginning with the words ", The Benefit Plans".

         11. Section 4.1 is amended to add the words "(other than any Tax Licenses)" after the word "approval" in the last line.

         12. Section 4.2(a) is amended to add the following new sentences after the first sentence: "The Company records also reflect that an additional 587.375 Shares are held in the Company's treasury and considered issued but not outstanding. .415 Shares were redeemed from the ESOP Trust as of December 23, 2004 pursuant to a Stock Redemption Agreement by and between Company and the ESOP Trust of even date therewith. The other 586.96 Shares were redeemed from Hooverton, L.P. ("Hooverton") as of January 5, 2004 pursuant to that certain Stock Purchase Agreement dated December 22, 2003 by and among, Company, Hooverton, the Sellers and others." Section 4.2(a) is further amended to add the following words to the beginning of each of the last two sentences: "Except as set forth on SCHEDULE 4.2(A),".

         13. Section 4.6 is amended to add the following words to the beginning of the last sentence: "Except as set forth on SCHEDULE 4.6,".

         14. In Section 4.7, the phrase "Except as set forth in Schedule 4.7" is deleted and replaced with: "Except as set forth in any Leased Store Contract, the Secondary Transaction documents, or as set forth in SCHEDULE 4.7".

         15. Section 4.9(i) is amended to add the following words at the beginning of the paragraph: "Except as provided in this Agreement,".

         16. Section 4.9(o) is amended to add the following words at the beginning of the paragraph: "Except as set forth on SCHEDULE 4.9(o),".

         17. Section 4.12 is amended to add the words "Other than for any property being supplied by a college under a Leased Store Contract," to the beginning of each of the last two sentences.

         18. Section 4.17(c) is amended to add the words "Except as set forth on
SCHEDULE 4.17," to the beginning of such paragraph.

         19. Section 4.24(a) is deleted in its entirety and replaced with the following: "(a) SCHEDULE 4.24 contains a list of all Benefit Plans of the Company. Except as required by this Agreement, the Company has not adopted or amended in any material respect any Benefit Plan since the June 30, 2005 Annual Financial Statement. The Company has no liability with respect to any benefit plans or arrangements to provide any type of employee benefit or compensation or perquisite (other than ongoing liabilities payable in the ordinary course of business) other than under the Benefit Plans."

         20. Section 4.24(d) is amended to add the words "Except with respect to the split dollar arrangements referred to in the Employment Agreements attached as Exhibits hereto," at the beginning of the last sentence.

         21. [INTENTIONALLY DELETED]

         22. A new Section 6.8 is added as follows: "Section 6.8 Receipt of Documents. To its Knowledge, Buyer has received copies of all Company-related documents specifically identified on the Schedules which have been requested by Buyer, except as set forth on Schedule 4.33."

         23. Section 7.11(b) is amended to delete the words "pursuant to the terms of the Employment Agreements" and replace them with the words "as set forth in the Employment Agreements."

         24. Section 7.12(a) is amended to add the words "and Verna Van Mer" after the words "at the Private Stores" in the 2nd to last line.

         25. Section 7.13(a) is deleted in its entirety and replaced with the following: "(a) At least one day prior to Closing, the Company and/or Buyer (as indicated below) shall take the following actions, contingent upon the Closing occurring and contingent upon employees of the Company and their covered dependents being eligible for the medical plan sponsored by Buyer as set forth herein:

                    (i) The Company will cause to be adopted, resolutions to
               transfer sole sponsorship of the Medical Plan to Matthews;

                    (ii) The Company and Buyer shall take steps necessary to
               adopt the Buyer's medical plan for claims incurred after the Closing; and

                    (iii) the Company will cause HIPAA Certificates of
               Creditable Coverage to be prepared based on coverage ceasing on Closing for each current participant and eligible beneficiary and for each participant who terminated coverage if not previously provided. The Company shall provide copies of such HIPAA Certificates of Creditable Coverage to Buyer at Closing, in addition to providing such certificates to participants and eligible beneficiaries."


         26. Section 7.13(d) is deleted and the following is substituted in lieu thereof: "Anything contained in this Section 7.13 to the contrary notwithstanding, Buyer and the Company agree that except as provided in the shared services agreement between Company and Matthews, (i) the Company will remain liable for its obligations under the Medical Plan through the Closing Date with regard to the Company's employees; and (ii) Matthews will have no liabilities or obligations with respect to any medical or health care claim, expense or cost incurred or accrued by employees of the Company following the Closing Date. Matthews will assist in the transition to the new plan at the expense of the Company. If requested, Matthews will use CRE to provide an accounting of the financial obligations of the Company as of a date certain prior to Closing."

         27. Section 7.14 is deleted in its entirety and replaced with the following: "7.14 Payment to John and Helen Sue Marcus. For administrative convenience purposes, Matthews will make the payment described in this Section
7.14 on behalf of the Company. The Post-Secondary Transaction Sellers will cause the Company to reimburse Matthews, in accordance with past payroll practices, for the payment of $865,168.86 (plus any of $16,242.69 in payroll taxes due on said payment) to be paid from Matthews to John and Helen Sue Marcus (less any required withholding of Taxes on such payment), upon Closing and contingent on execution and delivery of EXHIBIT F by all parties to EXHIBIT F." Exhibit F is deleted and replaced with Exhibit F hereto.

         28. Section 7.16 is deleted in its entirety and replaced with the following: "7.16 Qualified Plan Contributions. The Company shall be permitted to contribute the sum of three hundred thousand dollar ($300,000.00) to the ESOP, and to contribute the customary amount of the employer's portion to the Company's Profit Sharing and Savings Plan, and such payments shall be considered to be in the OCB. At least one day prior to Closing, the Company shall amend the ESOP to eliminate the last day of the plan year employment requirement from the allocation conditions, to reduce the hours of service requirement for an allocation to three hundred thirty-three (333) hours of service for the 2006 plan year and to provide for a special allocation date as of the date the three hundred thousand dollar ($300,000.00) contribution is made."

         29. [INTENTIONALLY DELETED].

         30. Section 9.2(m) is amended to change the reference to "Escrow Agreement and the Other Claims Escrow Agreement" to "Escrow Agreements", and delete the words "and such agreements shall remain in full force and effect."

         31. Section 9.2(o) is amended to add the following new sentence at the end, as follows: "The Company's Profit Sharing and Savings Plan's trustees shall have delivered an accounting of all trust assets and such other Profit Sharing and Savings Plan documents and records as may be reasonably requested by Buyer, their written resignation as Profit Sharing and Savings Plan trustees to the extent not covered elsewhere in this Agreement, and if requested, transfer of retirement accounts to representatives of Buyer in compliance with applicable plan documents."

         32. 9.2(z) is amended to add the following new sentence at the end, as follows: "The agreement shall also provide that the Company shall be responsible for two-thirds (2/3) of the expenses for the purpose of administering claims incurred prior to Closing but unpaid as of the Closing that are paid within three (3) months of Closing after such time Matthews shall be solely responsible for any such claims."

         33. Section 9.3(d) is amended to replace "2.2(c)" with "2.2(d)."

         34. Section 9.3(e) is amended to: (i) replace the reference to "Escrow Agreement" with "Escrow Agreements"; (ii) delete the words "and such agreements shall remain in full force and effect"; and (iii) add the words "and the amount required under Section 2.2(c) of this Agreement" at the end of the sentence.

         35. Section 10.1(a)(iv) of the Agreement is deleted in its entirety and replaced with the following: "(iv) any Liability and claims related to the Secondary Transaction (other than those set forth in Section 2.4 of the Asset Purchase Agreement executed in conjunction with the Secondary Transaction), including, without limitation, any claims by employees of the Private Stores (other than medical claims) and any Liabilities and claims associated with the operation of the Private Stores prior to Closing is."

         36. Section 10.1(a)(v) is amended by deleting all references to "$725,000" and replacing such references with "$715,168.86" and adding the following at the end of the sentence: "payment to John and Helen Sue Marcus under any provision of this Agreement, notwithstanding any contrary provision in this Agreement."

         37. Section 11.10 is deleted in its entirety and replaced with the following: "Section 11.10 Sellers' Representative Agreement. Each Post-Secondary Transaction Seller acknowledges that he, she or it is a party to that certain Sellers' Representative Agreement executed in conjunction with the Transactions, and said Seller is bound and continues to be bound by any term or provision contained therein."

         38. A new Section 11.14 is added to provide the following: "Section
11.14 Certain Agreements. Notwithstanding any provision to the contrary in this Agreement, Post-Secondary Transaction Sellers make no representation or warranty with respect to the Non-Competition Agreement, in the form of Exhibit C(3) attached to this Agreement, or the Shared Services Agreement referred to in
Section 9(z) of this Agreement, nor are either such agreements to be considered Transaction Documents, or part of the Transaction for purposes of any opinions of counsel of the Post-Secondary Transaction Sellers under this Agreement."

         B. The conditions contained in Sections 9.2(n) (with respect to the ESOP Trust), 9.2(p), 9.2(u), 9.2(v) and 9.2(y) of the Agreement are hereby waived by Buyer.

         C. The conditions contained in Sections 9.3(k) are hereby waived by Sellers.

         D. Buyer hereby consents to: (i) the amendments made to Company's Bylaws pursuant to that certain Unanimous Joint Written Consent of the Shareholders and Directors of the Company dated April 27, 2006; (ii) any action taken by Seller to be effective at or prior to Closing which is disclosed on or referenced in Supplemental Schedule 4.26; and (iii) the terms and provisions of the Secondary Transaction documents which have been reviewed by Buyer and its counsel.

         E. Buyer and Company jointly consent to not pursue any Required Consents as required by Section 7.5 of the Agreement.

         F. The parties agree that the schedules attached hereto are the supplemental schedules required in the Agreement.

         G. Buyer, the Company and Sellers confirm that the Agreement is in full force and effect, as amended by this Second Amendment, as of the date hereof.

         H. This Second Amendment may be executed in any number of counterparts, each of which shall have the same force and affect as an original, but all of which together shall constitute a single instrument. Facsimile signatures on this Second Amendment shall be deemed to be originals for all purposes.

         IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto as of the day and year first written above.


COLLEGE BOOKSTORES OF AMERICA, INC.                    NEBRASKA BOOK COMPANY, INC.


By:  /s/ E. James Klund                                By:  /s/ Mark W. Oppegard
   --------------------------------                       --------------------------------
   E. James Klund, President                              Mark W. Oppegard, President


SELLERS:

/s/ E. James Klund                                     /s/ Randall F. Wiersma
-----------------------------------                    -----------------------------------
E. James Klund, Revocable Trust                        Randall F. Wiersma, Stockholder
dated November 23, 1993,
Stockholder


Hooverton, L.P., Stockholder                           Matthew Book Company, a Missouri
                                                       Corporation, Stockholder

By:  /s/ John Marcus                                   By:  /s/ Linda S. Nash
   --------------------------------                       --------------------------------
   John Marcus, Its General Partner                       Linda S. Nash, Its President

/s/ Thomas M. Blassie                                  /s/ Mike Kniepman
-----------------------------------                    -----------------------------------
Thomas M. Blassie, as co-Trustee of                    Mike Kniepman, Stockholder
the Thomas M. Blassie and Diane M.
Blassie Trust, Stockholder

/s/ Diane M. Blassie                                   /s/ Dennis Mekelburg
-----------------------------------                    -----------------------------------
Diane M. Blassie, as co-Trustee of                     Dennis Mekelburg, Stockholder
the Thomas M. Blassie and Diane M.
Blassie Trust, Stockholder


College Book Stores of America, Inc.,
Employee Stock Ownership Trust,
Stockholder

By:  /s/ Randall F. Wiersma                            By:  /s/ Lonnie Viner
   --------------------------------                       --------------------------------
   Randall F. Wiersma, co-Trustee                         Lonnie Viner, co-Trustee


By:  /s/ E. James Klund
   --------------------------------
   E. James Klund, co-Trustee


/s/ Lonnie Viner                                       /s/ Mary Copley
-----------------------------------                    -----------------------------------
Lonnie Viner, Stockholder                              Mary Copley, Stockholder

/s/ William J. Lacefield                               /s/ Mike Smegner
-----------------------------------                    -----------------------------------
William J. Lacefield, Stockholder                      Mike Smegner, Stockholder

/s/ Linda S. Nash                                      /s/ Charles Haddock
-----------------------------------                    -----------------------------------
Linda S. Nash, Stockholder                             Charles Haddock, Stockholder

/s/ John Marcus
-----------------------------------
John Marcus, TOD Trustees
U/I John Marcus dated May 23, 1984,
as amended

/s/ Helen Sue Marcus                                   /s/ John Marcus
-----------------------------------                    ---------------------------------
Helen Sue Marcus, TOD Trustees                         John Marcus, Trustee of
U/I Helen Sue Marcus                                   The Picardy Trust dated
dated May 23, 1984, as amended                         December 30, 2005